UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 30, 2004 (November 24, 2004)

                            SENECA FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

        New York                            0-01989             16-0733425
  (State or Other Jurisdiction of  (Commission File Number)  (I.R.S. Employer
           Incorporation)                                  Identification No.)

  3736 South Main Street, Marion New York                  14505-9751
 (Address of principal executive offices)                  (Zip Code)

       Registrant's Telephone Number, Including Area Code: (315) 926-8100

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)
         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
             Act (17 CFR 240.14a-12)
         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.06 Material  Impairments.

Following a comprehensive review of its production capacities, Seneca Foods has announced the closure of processing facilities in Walla Walla, WA and Marion, NY (not including the can manufacturing plant). The Company estimates the plant closures will result in a non-cash impairment charge of $5,710,000 and a severance charge of $95,000 (cash). These impairments were identified as a material charge on November 24, 2004 and will be recognized in the Company's financial statements for the Quarter Ending December 25, 2004.

The rationalization of the Company's productive capacity will: 1) improve the Company's overall cost structure and competitive position; 2) address the excess capacity situation arising from the recent acquisition of Chiquita Processed Foods, L.L.C.; and 3) mitigate the effect of inflationary pressures on the Company's raw material inputs such as steel and fuel.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SENECA FOODS CORPORATION
Dated: November 30, 2004                     By:     /s/ Kraig H. Kayser
                                                     -------------------
                                                     Name:   Kraig H. Kayser
                                                     President and Chief
                                                     Executive Officer